Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 26, 2022, with respect to the consolidated financial statements included in the Annual Report of UTStarcom Holdings Corp. on Form 20-F for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of UTStarcom Holdings Corp. on Form S-8 (Nos. 333-228391 and 333-228392).

/s/ Grant Thornton

Shanghai, the People’s Republic of China

April 26, 2022